Exhibit 99.1

Contact: Garry Ridge

 PHONE: 619-275-9324

WD-40 Company Reports First Quarter Net Income up 28.4%

SAN DIEGO, January 6, 2005 /PRNewswire-FirstCall/ — WD-40 Company (Nasdaq: WDFC) today reported net sales for the first quarter ended November 30, 2004 of $60.7 million, an increase of 15.5% over the first quarter last fiscal year.

Net income for the quarter was $5.6 million, up 28.4% compared to the prior year’s quarter. Earnings per share were $0.34 in the first quarter, compared to $0.26 per share in the same quarter last year.

“We had a good start to our year and are in line with meeting our expectations,” said Garry O. Ridge, WD-40 Company president and chief executive officer. “At the same time, we are very concerned about rising costs for steel, chemicals, and packaging components which are affecting many manufacturers. While containing cost is always a priority, we will have to raise prices during fiscal year 2005. Rising costs will likely have some effect on margins before we can put a price increase into place.”

Fiscal Year Guidance

In fiscal year 2005, WD-40 Company still expects net income to increase 5.5% to $27 million, achieving earnings per share of $1.62 based on an estimated 16.7 million shares outstanding.

As previously announced on December 15, 2004, the board of directors of WD-40 Company declared a regular quarterly dividend on December 14, 2004 of $.20 per share, payable January 30, 2005 to stockholders of record on January 8, 2005.

“We are pleased with the work done in the area of product innovation and continue to develop and introduce new products and brand extensions across the globe, and we will provide updates when we can estimate the impact these products will have on the year,” Ridge said.

Total sales for the quarter were 71% from the Americas, 24% from Europe and 5% from Asia/Pacific. In the Americas, sales for the first quarter were up 7.8% from a year ago.

In Europe, sales were up 44.9% for the first quarter.

“We are pleased with the 1001 brand and the introduction of new 1001 items,” Ridge said. “We have also had good success with the introduction of the 3-IN-ONE Professional Line in Europe, particularly in Spain.”

In the Asia/Pacific region, sales for the quarter were up 18.8% from last year.

“We are also pleased with the performance of the household products in Asia/Pacific, particularly with Carpet Fresh No Vac in Australia,” Ridge said.

Global sales of the lubricants WD-40® and 3-IN-ONE Oil® were up 18.4% for the quarter.

“We had strong performance from WD-40 across almost every region and are seeing strong global growth from the 3-IN-ONE brand as well,” Ridge said. “The 3-IN-ONE Oil Professional Line continues to perform well as we position that brand to maintain our overall category strength.”

Sales of heavy-duty hand cleaners Lava® and Solvol® were up 9.2% for the quarter.

Sales of household products X-14®, Carpet Fresh®, 2000 Flushes®, Spot Shot® and 1001® were up 11.4% compared to the previous year’s quarter. Excluding 1001, which was acquired in April 2004, household product sales were up 0.7% versus the first quarter last year.

WD-40 Company’s 10-Q will be filed on January 10, 2005.

WD-40 Company, with headquarters in San Diego, is a global consumer products company dedicated to building brand equities that are first or second choice in their respective categories. The company will leverage and build the brand fortress of WD-40 Company by developing and acquiring brands that deliver a unique high value to end users and that can be distributed across multiple trade channels in one or more areas of the world. WD-40 Company produces multi-purpose lubricants, WD-40®, and 3-IN-ONE®, the Lava® and Solvol® brands of heavy-duty hand cleaners, and household products 2000 Flushes®, X-14®, Carpet Fresh®, Spot Shot® and 1001®. WD-40 Company markets its products in more than 160 countries worldwide and recorded sales of $242.5 million in fiscal 2004. Additional information about WD-40 Company can be obtained online at www.wd40.com.

Except for the historical information contained herein, this news release contains forward-looking statements concerning WD-40 Company’s outlook for sales, earnings, dividends and other financial results. These statements are based on an assessment of a variety of factors, contingencies and uncertainties considered relevant by WD-40 Company. Forward-looking statements involve risks and uncertainties, which cause actual results to differ materially from the forward-looking statements, including impacts of promotional and advertising programs, impacts of new product introductions and innovations, increases in raw material costs, and the uncertainty of market conditions, both in the United States and internationally. The company’s expectations, beliefs and projections are expressed in good faith and are believed by the company to have a reasonable basis, but there can be no assurance that the company’s expectations, beliefs or projections will be achieved or accomplished.

The risks and uncertainties are detailed from time to time in reports filed by WD-40 Company with the SEC, including Forms 8-K, 10-Q, and 10-K, and readers are urged to carefully review these and other documents.

WD-40 Company

Consolidated Condensed Statement of Income

(unaudited)

	Three Months Ended November 30,
	2004	2003
Net sales	$60,688,000	$52,540,000
Cost of product sold	30,119,000	24,606,000

Gross profit	30,569,000	27,934,000

Operating expenses:

Selling, general and administrative	15,371,000	14,134,000
Advertising and sales promotions	5,261,000	5,441,000
Amortization	135,000	—

Income from operations	9,802,000	8,359,000

Other income (expense):
Interest expense, net of interest income of $124,000 and $109,000, respectively	(1,456,000)	(1,616,000)
Other income (expense), net	324,000	(91,000)

Income before income taxes	8,670,000	6,652,000

Provision for income taxes	3,035,000	2,262,000

Net income	$5,635,000	$4,390,000

Earnings per common share:

Basic	$0.34	$0.26

Diluted	$0.34	$0.26

Weighted average common shares outstanding, basic	16,571,691	16,825,467

Weighted average common shares outstanding, diluted	16,725,632	17,073,910

Dividends declared per share	$0.20	$0.20

WD-40 Company

Consolidated Condensed Balance Sheet

	(unaudited) November 30, 2004	August 31, 2004
Assets
Current assets:
Cash and cash equivalents	$38,716,000	$29,433,000
Trade accounts receivable, less allowance for cash discounts, returns and doubtful accounts of $1,707,000 and $1,440,000	33,737,000	40,643,000
Product held at contract packagers	1,198,000	1,975,000
Inventories	6,191,000	6,322,000
Current deferred tax assets	2,870,000	2,830,000
Other current assets	2,680,000	3,026,000

Total current assets	85,392,000	84,229,000

Property, plant and equipment, net	7,365,000	7,081,000
Goodwill	96,125,000	95,832,000
Other intangibles, net	43,733,000	43,428,000
Other assets	6,141,000	6,205,000

	$238,756,000	$236,775,000

Liabilities and Shareholders’ Equity
Current liabilities:
Current portion of long-term debt	$20,714,000	$10,000,000
Accounts payable	11,138,000	13,836,000
Accrued liabilities	12,112,000	12,151,000
Accrued payroll and related expenses	4,032,000	3,935,000
Income taxes payable	1,606,000	2,613,000

Total current liabilities	49,602,000	42,535,000

Long-term debt	64,286,000	75,000,000
Deferred employee benefits and other long-term liabilities	1,938,000	1,969,000
Long-term deferred tax liabilities, net	6,631,000	4,853,000

Total liabilities	122,457,000	124,357,000

Shareholders’ equity:
Common stock, $.001 par value, 36,000,000 shares authorized — 17,108,671 and 17,089,015 shares issued	17,000	17,000
Paid-in capital	50,088,000	49,616,000
Retained earnings	78,472,000	76,152,000
Accumulated other comprehensive income	2,748,000	1,659,000
Common stock held in treasury, at cost (534,698 shares)	(15,026,000)	(15,026,000)

Total shareholders’ equity	116,299,000	112,418,000

	$238,756,000	$236,775,000

WD-40 Company

Consolidated Condensed Statement of Cash Flows

(unaudited)

	Three Months Ended November 30
	2004	2003
Cash flows from operating activities:
Net income	$5,635,000	$4,390,000
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	708,000	499,000
Gains on sales and disposals of property and equipment	(15,000)	(9,000)
Deferred income tax expense	886,000	1,119,000
Tax benefit from exercise of stock options	61,000	552,000
Equity earnings in joint venture in excess of distributions received	(46,000)	(82,000)
Changes in assets and liabilities, net of assets and liabilities acquired:
Trade accounts receivable	8,085,000	9,713,000
Product held at contract packagers	777,000	410,000
Inventories	381,000	(205,000)
Other assets	441,000	(1,094,000)
Accounts payable and accrued expenses	(3,185,000)	(5,072,000)
Income taxes payable	(1,033,000)	(2,700,000)
Deferred employee benefits and other long-term liabilities	(42,000)	41,000

Net cash provided by operating activities	12,653,000	7,562,000

Cash flows from investing activities:
Capital expenditures	(727,000)	(858,000)
Proceeds from sales of property and equipment	58,000	16,000

Net cash used in investing activities	(669,000)	(842,000)

Cash flows from financing activities:
Proceeds from issuance of common stock	411,000	4,985,000
Dividends paid	(3,315,000)	(3,364,000)

Net cash (used in) provided by financing activities	(2,904,000)	1,621,000

Effect of exchange rate changes on cash and cash equivalents	203,000	264,000

Increase in cash and cash equivalents	9,283,000	8,605,000

Cash and cash equivalents at beginning of period	29,433,000	41,971,000

Cash and cash equivalents at end of period	$38,716,000	$50,576,000

WD-40 Company

Consolidated Condensed Statement of Comprehensive Income

(unaudited)

	Three Months Ended
	November 30, 2004	November 30, 2003
Net income	$5,635,000	$4,390,000

Other comprehensive income:

Foreign currency translation adjustments	1,089,000	880,000

Total comprehensive income	$6,724,000	$5,270,000